UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2022

HashiCorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41121	32-0410665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street

Suite 700

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 301-3250

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.000015 per share	HCP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2022, HashiCorp, Inc. (the “Company”) held its annual meeting of stockholders. Of the 36,278,069 shares of the Company’s Class A common stock and 147,985,561 shares of the Company’s Class B common stock outstanding as of May 10, 2022, the record date for the meeting, 18,633,904 shares of the Company’s Class A common stock and 86,859,580 shares of the Company’s Class B common stock were represented at the annual meeting of stockholders in person or by proxy, representing a quorum. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below:

Proposal 1 - Election of Directors

Each of the following nominees was elected to serve as a Class I director, to hold office until the Company’s 2025 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified or his or her earlier resignation or removal:

Nominees	For	Withheld	Broker Non-Votes
Susan St. Ledger	883,469,402	2,130,576	1,629,726
Glenn Solomon	883,786,805	1,813,173	1,629,726

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023 was ratified based on the following results of voting:

For	Against	Abstain
887,067,976	87,690	74,038

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASHICORP, INC.

Date: June 30, 2022	By:	/s/ Navam Welihinda
Navam Welihinda Chief Financial Officer